UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2005

MANDALAY RESORT GROUP

(Exact name of registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119

(Address of principal executive offices, including ZIP code)

Registrant’s telephone number, including area code: (702) 632-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 19, 2005, Mandalay Resort Group issued a press release announcing additional conversion rights for the holders of its $400 million original principal amount of Floating Rate Convertible Senior Debentures due 2033 that were issued pursuant to an Indenture between Mandalay and The Bank of New York, as trustee, dated as of March 21, 2003 (as supplemented on July 26, 2004).  As a result of Mandalay’s proposed merger with MGM MIRAGE, holders may surrender their debentures for conversion under Section 11.5 of the Indenture until fifteen days after the effective date of the merger.

A copy of the press release is attached as Exhibits 99.1 hereto and is incorporated by reference herein. This summary is qualified in its entirety by reference to such Exhibit.

Item 9.01                                                 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	Press Release dated as of April 19, 2005, announcing additional conversion rights of holders of Mandalay’s Floating Rate Senior Debentures due 2033.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005

MANDALAY RESORT GROUP

By:	/s/ Les Martin
Name: Les Martin
Title: Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

No.	Description

99.1	Press Release dated as of April 19, 2005, announcing additional conversion rights of holders of Mandalay’s Floating Rate Senior Debentures due 2033.